UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 6, 2024
(Earliest Event Date requiring this Report: December 4, 2024)

CAPSTONE COMPANIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Florida	0-28331	84-1047159
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Number 144-V, 10 Fairway Drive Suite 100
Deerfield Beach, Florida 33441
(Address of principal executive offices)

(954) 570-8889, ext. 313
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Title of Class of Securities.	Trading Symbol(s).	Name of exchange on which registered
N/A	N/A	N/A

The Registrant’s Common Stock is quoted on the OTCQB Venture Market of the OTC Markets Group, Inc. under the trading symbol “CAPC.”

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of an Officer and Director. On December 4, 2024, Alexander Jacobs was appointed as the Chief Executive Officer (“CEO”) and as a director of Capstone Companies, Inc. (the “Company”). As CEO, Mr. Jacobs will focus on developing a new business line and revenue generating operations for the Company by internal development, mergers or acquisitions, strategic or joint venture relations, or a combination of those corporate actions. Mr. Jacobs’s appointment as a director fills a vacancy on the Company’s Board of Directors.

Mr. Jacobs is the founder, senior operations executive and the owner of Coppermine Ventures LLC (“CVen”) and affiliated companies (collectively, CVen and affiliates are referred to as “Coppermine”). Coppermine operates 20 facilities in Maryland that provide year-round social, athletic, and fitness programming for children, adults and families. Coppermine offers youth and adult classes, clinics, camps, leagues, and tournaments, nationally competitive club teams, before and after school programs, and other recreational activities in a variety of sports, including gymnastics, tennis, dance, karate, pickleball, football, swimming, lacrosse, soccer and baseball. Coppermine’s newest venture, Copper Union, focuses on developing facilities offering pickleball and padel courts with a club house offering food, drinks and entertainment. Starting in 2011, Mr. Jacobs led Coppermine from being a start-up venture to a growing, profitable business. He graduated from Denison University where he was a two-time All-American Defender in lacrosse.

Stewart Wallach, Chair of the Company’s Board of Directors, will have an expanded role as Chair in support of Mr. Jacobs as CEO of the Company. Mr. Wallach will assist in business development, provide oversight of corporate governance and regulatory compliance, assist in efforts to raise long-term working capital funding and handle investor relations. Mr. Jacobs will continue as senior executive officer of Coppermine while serving as Company’s CEO. Mr. Wallach’s expanded role as Chair is intended to permit Mr. Jacobs to focus on establishing a new business line for the Company. There is no assurance that the Company and any new management members will in fact establish a new business line for the Company or obtain the necessary funding for that endeavor. The establishment of a new business line is critical to sustaining the Company as a going concern.

Appointee’s Interests. There are no family relationships between Mr. Jacobs and the Company’s existing directors and officers.

The compensation of Mr. Jacobs as CEO and a director has not been determined as of the date of this filing Form 8-K, but directors of the Company serve without cash compensation and the CEO position currently provides for accrual of a base salary of One Dollar per year. Mr. Jacobs has indicated that he is agreeable to that compensation structure for the CEO and director position.

Mr. Jacobs has an indirect interest in the $125,924 loan made to the Company by CVen under the October 31, 2024, Unsecured Promissory Note, and accrued interest on that principal amount, since he is the sole owner of CVen. Interest accrues at 7% simple annual interest and the Unsecured Promissory Note matures on September 30, 2025.

Under the previously reported Management Transition Agreement, signed October 31, 2024, between CVen and the Company (the “MTA”), CVen is committed to providing $344,554 to fund certain working capital funding needs of the Company through March 31, 2025, as detailed in the MTA. The funding under the MTA is not in exchange for or consideration for the issuance of any Company’s securities and the MTA grants no equity interests in the Company to CVen or its nominees. The MTA does grant CVen the right to nominate a maximum of two (2) directors for appointment to fill vacancies on the Company’s Board of Directors and to appoint a nominee to be CEO of the Company – all appointments being subject to verification of qualifications to serve by the Company’s Board of Directors. The deadline for submission of nominees under the MTA is December 31, 2024.

Resignation. With the appointment of Mr. Jacobs as CEO, Stewart Wallach voluntarily resigned as CEO on December 4, 2024. There are no disputes or disagreements between Mr. Wallach as CEO of the Company and the Company.

Item 8.01 Other Matters. Additional Working Capital Funding from Coppermine. Under the MTA, and as of the date of the filing of this Form 8-K, CVen advanced $53,018 in working capital funding to the Company, which is in addition to the $125,914 loaned to the Company under an October 31, 2024, Unsecured Promissory Note in October 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE COMPANIES, INC., A FLORIDA CORPORATION

By: /s/ Stewart Wallach

Stewart Wallach, Chief Executive Officer

Dated: December 6, 2024